United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$103,000
Unrealized Gain (Loss) on Market Value of Futures	(4,359,850)
Dividend Income	1,828
Interest Income	796
ETF Transaction Fees	700
Total Income (Loss)	$(4,253,526)

Expenses
General Partner Management Fees	$47,746
SEC & FINRA Registration Expense	9,787
Tax Reporting Fees	9,510
Audit Fees	6,960
NYMEX License Fee	1,194
Non-interested Directors' Fees and Expenses	968
Tax Fees	850
Prepaid Insurance Expense	699
Brokerage Commissions	559
Total Expenses	$78,273
Net Income (Loss)	$(4,331,799)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/13	$102,578,445
Withdrawals (100,000 Units)	(3,827,799)
Net Income (Loss)	(4,331,799)

Net Asset Value End of Month	$94,418,847
Net Asset Value Per Unit (2,400,000 Units)	$39.34

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612